[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

EXHIBIT 5.1

April 30, 2013

Gulf Coast Ultra Deep Royalty Trust

333 N. Central Ave.

Phoenix, AZ 85004

Re:	Gulf Coast Ultra Deep Royalty Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Gulf Coast Ultra Deep Royalty Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Units of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Royalty Trust Agreement of the Trust attached as an exhibit to the Registration Statement (as defined below) (the “Form Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Pre-Effective Amendment No. 7 to Registration Statement No. 333-185742 under the Securities Act of 1933 on Form S-4 of the Trust to be filed with the Securities and Exchange Commission on or about the date hereof (including the Prospectus forming a part thereof) (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 18, 2012 (the “Initial Certificate of Trust”); a Certificate of Amendment to the Initial Certificate of Trust (the “Amendment to the Certificate of Trust”) to be filed in the State Office in the form attached hereto as Exhibit A; the Form Governing Instrument; the Trust Agreement of the Trust dated as of December 18, 2012 (the “Original Governing Instrument”); the Certificate of Incorporation of Freeport-McMoRan Copper & Gold Inc. (originally incorporated under the name Freeport-McMoRan Mineral Holdings Inc.), a Delaware corporation (the “Depositor”), as filed in the State Office on November 10, 1987; the Amended and Restated Certificate of Incorporation of the Depositor as filed in the State Office on March 19, 2007, as amended to date (the “Depositor Certificate of Incorporation”); the Agreement and Plan of Merger dated as of December 5, 2012 among McMoRan Exploration Co., the Depositor and INAVN Corp. (the “Merger Agreement”); the letter agreement among McMoRan Exploration Co., the Depositor and INAVN Corp. dated as of March 11, 2013 (the “Waiver

Gulf Coast Ultra Deep Royalty Trust

April 30, 2013

Agreement”); the letter agreement among McMoRan Exploration Co., the Depositor and INAVN Corp. dated as of April 30, 2013 (the “April Side Letter” and together with the Governing Instrument (as defined below), the Registration Statement, the Merger Agreement and the Waiver Agreement, the “Governing Documents”); certifications of an officer of the Depositor dated on or about the date hereof, including a certification in the form attached hereto as Exhibit B; and a certification of good standing of the Depositor and the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinions set forth in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of an amended and restated trust agreement of the Trust in the form of the Form Governing Instrument (the “Governing Instrument”) prior to the first issuance of Units; (iii) that an amendment to the Initial Certificate of Trust in the form of the Amendment to the Certificate of Trust will be duly filed in the State Office prior to the first issuance of Units; (iv) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto (other than the Trust and the Depositor) of the above-referenced documents prior to the first issuance of Units; (v) that no event has occurred that would cause a dissolution of the Trust; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that the Units are issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; and (viii) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Units of the Trust. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Gulf Coast Ultra Deep Royalty Trust

April 30, 2013

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware.

2. The Depositor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

3. The Units of the Trust covered by the Registration Statement, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute validly issued, fully paid and non-assessable units of beneficial interest in the Trust.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Unitholder of the Trust) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended for the benefit of the Trust and the recipients of Units of the Trust pursuant to the Governing Documents in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF TRUST

OF

GULF COAST ULTRA DEEP ROYALTY TRUST

This Certificate of Amendment of Certificate of Trust of Gulf Coast Ultra Deep Royalty Trust (the “Trust”) has been duly executed and is being filed in accordance with Section 3810(b)(1) of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq (the “Act”).

The undersigned, being a trustee of the Trust, hereby certifies that:

1.	The name of the Trust is Gulf Coast Ultra Deep Royalty Trust.

2.	Section 2 of the Certificate of Trust of the Trust is hereby amended in its entirety to read as follows:

“2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are                                                      .”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Trust in accordance with Section 3811(a) of the Act.

, as a Trustee of the Trust

By:
Name:
Title:

EXHIBIT B

OFFICER’S CERTIFICATION

From December 5, 2012 through the date hereof, there has been no Interested Party (as such term is defined in the Depositor Certificate of Incorporation) or Interested Stockholder (as such term is defined in Section 203 of the Delaware General Corporation Law).